Exhibit 10.1

Amendment No. RI0470A

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of February 1, 2008, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and SUPERIOR ETHANOL, L.L.C., Shenandoah, Iowa (the “Company”).

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 15, 2007 (such agreement, as previously amended, is hereinafter referred to as the “MLA”).  Farm Credit and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1.

Section 7(B)(v) of the MLA is hereby added to read as follows:

SECTION 7.

Conditions Precedent.

(B)

Conditions to Each Supplement.  Farm Credit’s obligation to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that Agent receive, in form and content satisfactory to Agent, each of the following:

(v)

Evidence of Equity Investment.  Effective immediately, no further advances shall be available under any Supplement hereto until the Agent has received such evidence as Agent may require that the Company has obtained from Green Plains Renewable Energy, Inc, its successors or assigns, an additional equity investment of not less than $9,700,000.00, and a total aggregate equity investment of not less than $57,700,000.00.

2.

Section 9(H)(ii) of the MLA is hereby amended and restated to read as follows:

SECTION 9.   Affirmative Covenants.  Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to, and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(H)

Reports and Notices.  Furnish to Agent:

(ii)

Interim Financial Statements.  Effective February 29, 2008, as soon as available, but in no event more than 30 days after the end of each month, a consolidated balance sheet of the Company and its consolidated Subsidiaries, if any, as of the end of such month, a consolidated statement of income for the Company and its consolidated Subsidiaries, if any for such period and for the period year to date, and such other interim statements as Agent may reasonably request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from Agent, certified by an authorized officer or employee of the Company acceptable to Agent.

3.

Section 10(H) of the MLA is hereby amended and restated to read as follows:

SECTION 10.

Negative Covenants.  Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(H)

Capital Expenditures.  Beginning with fiscal year ending 2009, expend, in the aggregate, during any fiscal year more than $600,000.00 for the acquisition of fixed or capital assets (including all obligations under capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).

4.

Sections 11(A) and (B) of the MLA are hereby amended and restated to read as follows:

SECTION 11.

Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

(A)

Working Capital.  The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $4,500,000.00; and (ii) in any event, increasing to $5,000,000.00 at fiscal year ending 2008, and thereafter, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

(B)

Net Worth.  The Company will have at the end of each period for which financial statements are required to be furnished under Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $54,800,000.00; and (ii)  increasing to $58,300,000.00 at fiscal year ending 2008 and thereafter.

5.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		SUPERIOR ETHANOL, L.L.C.

By:	/s/ Kathryn Y. Frohm	By:	/s/ Jerry L. Peters

Title:	Vice President – Credit	Title:	Chief Financial Officer

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